Exhibit 3.111

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Certificate of Organization

Domestic Limited Liability Company

(15 Pa.C.S. § 8913)

Name Jared Seff, c/o Bryan Cave LLP	Document will be returned to the name and address you enter to the left.
Address 1201 W. Peachtree Street, N.W., 14th Floor
City State Zip Code Atlanta, GA 30309-3488

Fee: $125

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., "company”, "limited” or "limited liability company" or abbreviation) :
[Name]

2.	The (a) address of the limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a) Number and Street	City	State	Zip	County

	(b) Name of Commercial Registered Office Provider				County
	c/o: Corporation Service Company				Dauphin

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on Page 2):
	Name	Address
Robert O. Stephensen, 200 International Circle, Ste 3500, Hunt Valley, MD 21030

DSCB:15-8913-2

4.	Strike out if inapplicable term
~~A member's interest in the company is to be evidenced by a certificate of membership interest.~~

5.	Strike out if inapplicable:
~~Management of the company is vested in a manager or managers.~~

6.	The specified effective date, if any is: .
month date year hour, if any

7.	Strike out if inapplicable: ~~The company is a restricted professional company organized to render the following restricted professional service(s):~~

8.	For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has xxxxx signed this Certificate of Organization this

______ day of ___________, 2015.

Robert O. Stephenson Signature

Signature

Signature